UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                      ____________________

                            FORM 8-K

                         CURRENT REPORT
 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act
                             of 1934


                 Date of Report:  July 19, 2005
                (Date of earliest event reported)

                        INTEL CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware               000-06217            94-1672743
    (State or other          (Commission         (IRS Employer
    jurisdiction of
    incorporation)           File Number)     Identification No.)

  2200 Mission College Blvd., Santa Clara,         95054-1549
                 California
  (Address of principal executive offices)         (Zip Code)

                         (408) 765-8080
      (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the  Exchange
Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))



Item 1.01 Entry into a Material Definitive Agreement

           On July 20, 2005, the Company's Board of Directors approved an increase in compensation payable to non-employee members of the Board. The increase in compensation is as follows:
(1) the annual cash retainer payable to non-employee directors will increase to $75,000 per year from $60,000 per year; (2) the annual fee payable to the Lead Independent Director of the Board will increase to $30,000 per year from $20,000 per year; and (3) the non-Chair members of the Audit Committee will receive a new annual fee of $10,000 per year. The Chair of the Audit Committee will continue to receive an annual fee of $20,000 per year. The Chairs of the Compensation, Finance, Corporate Governance and Nominating, and Executive Committees of the Board, and the Chair of the Corporation's Sheltered Employee Retirement Plan Investment Policy Committee will each continue to receive an annual fee of $10,000 per year. Each of the foregoing annual fees is paid in four quarterly pro-rata installments. Under the Company's Deferral Plan for Outside Directors, directors who are not employees of the Company may elect to defer payment of all or any part of their directors' fees. A summary of the non-employee director compensation arrangements reflecting these amendments is attached as Exhibit 10.1 to this Current Report on Form 8-K.



          Also on July 20, 2005, the Company's Board of Directors approved the grant of 15,000 stock options to each non-employee director under the Intel Corporation 2004 Equity Incentive Plan, as amended and restated (the "Plan"). The exercise price of each stock option is $27.15 per share, which was the average of the high and low sales prices of one share of the Company's common stock on the date of grant. The options shall be fully exercisable on and after one year from the date of grant, subject to termination or acceleration as provided in the form of Intel Corporation Non-Employee Director Non-Qualified Stock Option Agreement under the Intel Corporation 2004 Equity Incentive Plan, which is filed as Exhibit 10.4 to the Company's Form 10-Q for the quarterly period ended June 26, 2004 (the "Agreement") and is incorporated by reference herein. Additional terms and provisions of each option grant are set forth in the Agreement.



          Also on July 20, 2005, the Company's Board of Directors approved a change to the annual period for purposes of determining non-employee directors' cash and equity compensation. The annual period for director compensation purposes, which was formerly May to April, is now July to June. In conjunction with this change in the timing of determining director compensation, the Company's Board of Directors approved an additional amount of 4,000 stock options to all non-employee directors serving as of May 18, 2005 reflecting the shift in the directors' compensation year from May to July 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)            Election of New Director.

          On July 19, 2005, the Company's Board of Directors elected James D. Plummer as a member of the Board of Directors, effective that day.



Item 5.03 Amendments  to  Articles  of Incorporation  or  Bylaws;
          Change in Fiscal Year.

          On July 19, 2005, the Board of Directors approved an amendment to the Company's bylaws to increase the number of authorized directors to 11. The increase was necessary to elect
James D. Plummer to the Board of Directors.



          Accordingly, effective as of July 19, 2005, Article III, Section 1 of the Bylaws was amended to provide that the authorized number of directors is 11. The amended bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K.



Item 7.01 Regulation FD Disclosure.

           As disclosed under Item 5.02, on July 19, 2005, the Company's Board of Directors elected James D. Plummer as a member of the Board of Directors, effective that day. The Company's press release announcing Mr. Plummer's election is furnished as
Exhibit 99.1 to this Current Report on Form 8-K.



Item 9.01      Financial Statements and Exhibits.

          (c)  Exhibits.

                         The following exhibits are filed as part
               of this Report:

               Exhibit   Description
               Number

               3.1       Intel Corporation Bylaws, as amended  on
                         July 19, 2005

               10.1      Summary   of   Intel  Corporation   Non-
                         Employee Director Compensation





                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 INTEL CORPORATION
                                 (Registrant)


                                 By:  /s/ Patrice C. Scatena
				      ----------------------
                                      Patrice C. Scatena
Date:  July 25, 2005                  Assistant Secretary